Exhibit 99.1

Turnstone Biologics Announces Strategic Restructuring to Prioritize

Portfolio and Extend Financial Runway

•	Realigning resources to focus on clinical advancement of Selected TIL therapy

•	Reducing employee headcount by approximately 60%

•	Streamlining operations with cash runway expected to extend into 2Q 2026

SAN DIEGO, Oct. 11, 2024 (GLOBE NEWSWIRE) — Turnstone Biologics Corp. (“Turnstone” or the “Company”) (Nasdaq: TSBX), a clinical-stage biotechnology company developing a differentiated approach to treat and cure patients with solid tumors by pioneering selected tumor-infiltrating lymphocyte (Selected TIL) therapy, today announced a strategic prioritization of its pipeline, as well as a workforce reduction of approximately 60% and changes to its leadership team, to focus resources on the continued advancement of its Phase 1 program, TIDAL-01. As a result of the restructuring initiatives that align with the Company’s near-term goals, the anticipated cost savings are expected to extend its cash runway into the second quarter of 2026 and maximize shareholder value.

“Following a comprehensive evaluation of our business operations, we have decided to prioritize our pipeline and sharpen our clinical focus,” said Sammy Farah, M.B.A., Ph.D., Turnstone’s President and Chief Executive Officer. “As a result, we have made the decision to streamline our team, align resources towards manufacturing and clinical development, and optimize our cost structure. We expect these changes will extend our cash runway by three additional quarters, further enabling us to build upon our encouraging initial Phase 1 data, which demonstrated the potential of our Selected TILs in high unmet need solid tumors and potentially generate near-term value for our shareholders while continuing to shape a strong company for the future.”

Dr. Farah added: “These mission-driven measures impact a number of our talented colleagues. I would like to convey my gratitude for their innumerable contributions to Turnstone, their commitment to patients with solid tumors and I wish them the very best in their future endeavors.”

The comprehensive review of the Company’s corporate outlook and pipeline have outlined the following key strategic decisions:

Portfolio Prioritization

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The Company will direct resources towards advancing the development of its clinical program, TIDAL-01, over other preclinical pipeline assets. Turnstone’s Selected TIL process is designed to utilize a novel unbiased identification and functional screening method to isolate and selectively expand the greatest breadth of the most potent tumor-reactive TIL from the patient’s tumor in vitro, before infusing them into the patient for more targeted tumor killing.

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Turnstone recently reported initial positive data from the STARLING trial that support the biological hypothesis for TIL selection and warrant further development. The initial data showcased the achievement of a complete response in a heavily pre-treated late-line microsatellite stable colorectal cancer (MSS-CRC) patient with progression free survival extending beyond one year.

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TIDAL-01 is currently being evaluated in multiple Phase 1 trials including patients with colorectal cancer, head and neck cancer, and uveal melanoma, and the Company expects to provide a clinical update in the first half of 2025.

Workforce Reduction

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Turnstone is executing an approximately 60% reduction in its workforce. The Company expects that the combined efforts from the corporate reorganization and clinical program prioritization will extend cash runway into the second quarter of 2026.

Leadership Transitions

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Ines Verdon, M.D., Senior Vice President of Clinical Development, is assuming leadership of all clinical activities. Dr. Verdon joined Turnstone in 2022 and has more than 20 years of academic and pharmaceutical industry oncology and cell therapy experience. Michael Burgess, MBChB, Ph.D., is retiring as Interim Chief Medical Officer and will continue to serve as a member of the Turnstone Board of Directors.

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Michael Fitch, Ph.D., has been promoted to Senior Vice President of Manufacturing and will oversee all manufacturing and technical operations activities. Dr. Fitch joined Turnstone in 2023, bringing almost 20 years of biotechnology and pharmaceutical industry experience, including approximately a decade in cell therapy technical operations, CMC (Chemistry, Manufacturing, and Controls), and manufacturing. Vijay Chiruvolu, Ph.D., Interim Chief Technology Officer, has completed his agreed to term of service with Turnstone and is moving into a strategic advisory role for the Company.

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Wendy Worcester, CPA, current Vice President of Finance, will assume responsibility of the Finance function as the Principal Financial and Accounting Officer. Ms. Worcester joined Turnstone in 2022 and is a skilled business and finance professional with over 20 years of financial and accounting experience. Venkat Ramanan, Ph.D., will be stepping down from his role as Chief Financial Officer.

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Saryah Azmat has been promoted to Chief Operating Officer. Ms. Azmat served as the Company’s Chief Business Officer since 2021, and prior to this, as the Company’s Senior Vice President of Business Development and Corporate Strategy from 2019 to 2021.

About Turnstone

Turnstone Biologics is a clinical-stage biotechnology company developing a differentiated approach to treat and cure patients with solid tumors by pioneering selected tumor-infiltrating lymphocyte (Selected TIL) therapy. Turnstone’s next-generation TIL therapy is based upon the identification, selection and expansion of the most potent tumor-reactive T cells, known as Selected TILs, and is designed to overcome the limitations of first-generation bulk TIL that have demonstrated objective responses only in limited tumor types. Turnstone’s lead clinical program, TIDAL-01, is currently being evaluated in multiple Phase 1 studies in patients with colorectal cancer, head and neck cancer, and uveal melanoma. For additional information about Turnstone, please visit www.turnstonebio.com, and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements related to the results of the workforce reduction and leadership changes, expectations regarding any cost savings resulting from the workforce reduction, the therapeutic potential for TIDAL-01, the potential for Turnstone’s Selected TILs to efficiently select and expand tumor-reactive TILs; the potential of TIDAL-01 as a treatment option for patients with colorectal cancer, head and neck cancer and uveal melanoma, the anticipated timing of a clinical update from the Phase 1 trials of TIDAL-01, the expected cash runway, and Turnstone’s strategies and objectives. All statements, other than statements of historical fact, contained in this press release, including statements regarding future events, future financial performance, business strategy and plans, and objectives for future operations, are forward-looking statements and can be identifies by terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would,” or the negative of these terms or other comparable terminology. These statements are based on the current plans, objectives, estimates, expectations and intentions, beliefs and assumptions of our management team, and on information currently available to such management team and are not guarantees of future performance and inherently involve numerous risks and uncertainties, many of which are beyond Turnstone’s control. We undertake no obligation to update or revise publicly any of the forward-looking statements after the date hereof to conform the statements to actual results or changed expectations except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, but are not limited to, risks and uncertainties related to: impediments to the Company’s ability to execute the workforce reduction as currently contemplated, the Company’s ability to achieve projected cost savings in connection with the workforce reduction, unintended consequences from the workforce reduction that impact the Company’s business, macroeconomic conditions and the effects of global health concerns, such as global pandemics; Turnstone’s ability to initiate and execute clinical trials on the anticipated timelines, if at all; the potential for results from clinical trials to differ from preclinical, early clinical, initial, preliminary or expected results; the significant uncertainty associated with Turnstone’s product candidates ever receiving any regulatory approvals; Turnstone’s ability to obtain, maintain or protect intellectual property rights related to its product candidates; the sufficiency of Turnstone’s capital resources and need for additional capital to achieve its goals; and other risks, including those described under the heading “Risk Factors” in Turnstone’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents Turnstone has filed, or will file, with the SEC.

Contact

Ahmed Aneizi

Investor Relations

Turnstone Biologics

(347) 897-5988

ahmed.aneizi@turnstonebio.com